Exhibit 2.2

EXECUTION COPY

VOTING AND IRREVOCABLE PROXY AGREEMENT

AGREEMENT (this “Agreement”), dated as of February 28, 2010 among MSCI Inc., a Delaware corporation (“Parent”), and each of the individuals or entities listed on Schedule 1.01 hereto (each, a “Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, RiskMetrics Group, Inc., a Delaware corporation (the “Company”), and Crossway Inc., a Delaware corporation (“Merger Subsidiary”), are entering into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) pursuant to which Merger Subsidiary will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is a beneficial owner of the shares of common stock, par value $0.01 per share, of the Company (the Company’s shares of common stock are hereinafter referred to as the “Shares”) set forth opposite its or his name under the heading “Existing Shares” on Schedule 1.01 (all such shares, except as noted on Schedule 1.01, such Stockholder’s “Existing Shares”); and

WHEREAS, in order to induce Parent and Merger Subsidiary to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
GRANT OF PROXY; VOTING AGREEMENT

Section 1.01.  Voting Agreement.  Until the termination of this Agreement in accordance with Section 5.04:

(a)           Each Stockholder hereby agrees that at any meeting (whether annual or special and whether or not adjourned or postponed) of the holders of Shares, however called, or in connection with any written consent of the holders of Shares, such Stockholder shall vote (or cause to be voted) or deliver a consent (or cause a consent to be delivered) with respect to (x) such Stockholder’s Existing Shares and (y) all Shares of which such Stockholder acquires beneficial ownership during the term of this Agreement (such Shares referred to in the foregoing clauses (x) and (y) (but only to the extent that such Stockholder has the unilateral right (or shared right, as contemplated by Section 2.04 and disclosed on Schedule 1.01) to vote such Shares), such Stockholder’s “Covered Shares”) to the fullest extent that such Covered Shares are entitled to be voted at the time of any vote or action by written consent:

(i)            in favor of the approval and adoption of the Merger Agreement;

(ii)           without limitation of the preceding clause (i), in favor of any proposal to adjourn or postpone any meeting of the stockholders of the Company at which the matters described in the preceding clause (i) are submitted for the consideration and vote of the stockholders of the Company to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held; and

(iii)          against any (A) Company Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (C) corporate action requiring the approval of the Company’s stockholders the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

(b)           Each Stockholder agrees to take all steps reasonably necessary such that all of its or his Covered Shares are counted as present for purposes of any quorum requirement at any duly called meeting of the stockholders of the Company (or any adjournment or postponement thereof).

(c)           Notwithstanding Section 1.01(a), in the event of an Adverse Company Recommendation Change in response to an Intervening Event, the obligation of each Stockholder to vote its or his Covered Shares in the manner set forth in Section 1.01(a) shall be modified such that:

(i)            such Stockholder shall vote (or cause to be voted) or deliver a consent (or cause a consent to be delivered) with respect to a number of its or his Covered Shares (excluding Covered Shares subject to options, warrants, rights or convertible securities) equal to the number of Shares set forth opposite such Stockholder’s name under the heading “Locked-Up Covered Shares” on Schedule 1.01 in the manner set forth in Section 1.01(a); and

(ii)           such Stockholder shall vote (or cause to be voted) or deliver a consent (or cause a consent to be delivered) with respect to all of its or his remaining Covered Shares in a manner deemed appropriate by such Stockholder in its or his sole discretion.

Except as set forth in this Section 1.01(c) and subject to Section 5.07, for so long as this Agreement is in effect the obligations of each Stockholder contained in this

Article 1 shall not be affected by any Adverse Company Recommendation Change.

(d)           Notwithstanding the foregoing, Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Covered Shares with respect to any matter not covered by this Section 1.01 in any manner such Stockholder deems appropriate, provided that such vote (or execution of consents or proxies with respect thereto) would not reasonably be expected to adversely affect, or prevent or delay the consummation of, the Merger.

For purposes of this Agreement, “beneficial ownership” of any security by any Person means “beneficial ownership” of such security as determined pursuant to Rule 13d-3 under the 1934 Act, including all securities as to which such Person has the right to acquire, without regard to the 60-day period set forth in such rule.  The terms “beneficially owned” and “beneficial owner” shall have correlative meanings.

Section 1.02.  Irrevocable Proxy.  (a) Each Stockholder hereby revokes (or causes to be revoked) any and all previous voting proxies granted with respect to the voting of any of its or his Covered Shares.  By entering into this Agreement, each Stockholder hereby grants a proxy appointing Parent as the Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner expressly provided in Section 1.01 above.  The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.  The proxy granted by each Stockholder shall automatically be revoked upon termination of this Agreement in accordance with Section 5.04.  Without limiting the foregoing, for clarity, the voting proxy granted pursuant hereto shall not be deemed to be revoked by any power of attorney or voting proxy that may be granted by the undersigned to any other Person after the date hereof, unless any such subsequent power of attorney specifically refers to this power of attorney by the date of execution of this power of attorney by the undersigned.

(b)        Each Stockholder executing this Agreement in the State of New York should note the New York statutory disclosures included in Annex A hereto and have a notary public complete the “acknowledgement of principal” following Annex A hereto.  Each Stockholder represents and warrants to Parent that unless such Stockholder has had a notary public complete the “acknowledgement of principal” following Annex A hereto, such Stockholder has not executed this Agreement in the State of New York.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder represents and warrants to Parent that:

Section 2.01.  Organization.  Such Stockholder, if it is a corporation, partnership, limited liability company, trust or other entity, is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 2.02.  Authorization.  If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary action.  If such Stockholder is an individual, he has full legal capacity, right and authority to execute and deliver this Agreement and to perform his obligations hereunder.  This Agreement constitutes a valid and binding Agreement of such Stockholder (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 2.03.  Non-Contravention.  The execution, delivery and performance by such Stockholder of this Agreement do not and will not (i) if such Stockholder is not an individual, violate the certificate of formation, agreement of limited partnership, certificate of incorporation or similar organizational documents of such Stockholder, (ii) violate any Applicable Law to which such Stockholder is subject, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder and (iv) result in the imposition of any Lien on any Covered Shares.

Section 2.04.  Ownership of Shares.  As of the date hereof, such Stockholder is the beneficial owner of such Stockholder’s Existing Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of any such Existing Shares) other than those created by this Agreement and except as set forth on Schedule 1.01.  Except as set forth on Schedule 1.01, none of such Stockholder’s Existing Shares is, and at no time during the term of this Agreement will such Stockholder’s Existing Shares and the Shares that such Stockholder acquires beneficial ownership of during the term of this Agreement be, subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.  Such Stockholder has, and at all times during the term of this Agreement will have, with respect to such Stockholder’s Covered Shares, except as set forth on Schedule 1.01, either (i) the sole power, directly or indirectly, to vote such Covered Shares or (ii) the shared power, directly or indirectly, to vote such

Covered Shares together with (but only with) one or more other Stockholders, and as such has, and at all times during the term of this Agreement will have, the complete and exclusive power, individually or together with one or more other Stockholders, to, directly or indirectly, issue (or cause the issuance of) instructions with respect to the matters set forth in Article 1 and agree to all matters set forth in this Agreement.

Section 2.05.  Total Shares.  As of the date hereof, except as set forth on Schedule 1.01, such Stockholder’s Existing Shares constitute all of the Shares beneficially owned by such Stockholder.

Section 2.06.  Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or, to the knowledge of such Stockholder, on behalf of such Stockholder.

Section 2.07.  Opportunity to Review; Reliance.  Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his or its own choosing.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.  Each Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to each Stockholder:

Section 3.01.  Corporation Authorization.  The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action.  This Agreement constitutes a valid and binding agreement of Parent.

ARTICLE 4
COVENANTS OF EACH STOCKHOLDER

Each Stockholder hereby covenants and agrees that:

Section 4.01.  No Proxies for or Encumbrances on Covered Shares.  Except pursuant to the terms of this Agreement or the Merger Agreement, such Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if such Stockholder is an individual, as a result of the death of such Stockholder), (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares or (b) except as set forth on Schedule 1.01, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Covered Shares during the term of this Agreement.  Such Stockholder shall not seek or solicit any such sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding.

Section 4.02.  Other Offers.  Except as permitted by Section 6.03(b) of the Merger Agreement, such Stockholder shall not knowingly (i) take any action to solicit or initiate any Company Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that such Stockholder knows is considering making, or has made, a Company Acquisition Proposal or has agreed to endorse a Company Acquisition Proposal.

Section 4.03.  Berman Options.  To the extent not previously exercised, Ethan Berman hereby agrees, within five business days prior to the Effective Time, to exercise (or cause to be exercised) all exercisable and vested options to acquire Shares beneficially owned by him as of such time pursuant to the terms of such options.

ARTICLE 5
MISCELLANEOUS

Section 5.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent, to:

MSCI Inc.
Wall Street Plaza, 88 Pine Street
New York, New York 10005
Attention: Frederick W. Bogdan
Facsimile No.: (212) 804-2906
E-mail: frederick.bogdan@mscibarra.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: John A. Bick
Facsimile No.: (212) 450-3800
E-mail: john.bick@davispolk.com

if to a Stockholder, to such Stockholder and its counsel at their respective addresses, facsimile numbers or e-mail addresses set forth on the applicable signature page hereof,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 5.02.  Other Definitional and Interpretative Provisions.  (a) Notwithstanding anything to the contrary in this Agreement, the obligations, representations, warranties and covenants of any party hereto are several (with respect to itself) and not joint and several, and in no event shall any party hereto have any liability for the obligations, representations, warranties or covenants of any other party hereto.   The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

(b)        In this Agreement, the Stockholder of any Covered Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

Section 5.03.  Further Assurances.  Parent and each Stockholder, to the extent reasonably requested by Parent, will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to actions, all actions necessary to comply with its obligations under this Agreement.

Section 5.04.  Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.  This Agreement shall terminate and be of no further force or effect whatsoever as of the earliest of (a) the adoption of the Merger Agreement at the Company Stockholder Meeting, (b) provided that the Company Stockholder Meeting will have concluded, the failure of the stockholders of the Company to approve the Merger Agreement at the Company Stockholder Meeting, (c) the date which is nine months after the date hereof and (d) the termination of the Merger Agreement in accordance with its terms or any amendment to the Merger Agreement that reduces the per share Merger Consideration, that changes the kind or form of, or cash/equity per share allocation of, the consideration to be received (other than by adding cash consideration) or that amends the termination provisions thereof.

Section 5.05.  Documentation and Information.  Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Covered Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by Applicable Law in any press release, any Current Report on Form 8-K, any Statement on Schedule 13D, the Joint Proxy Statement, the Registration Statement, any other disclosure document in connection with the Merger Agreement and any filings with or notices to Governmental Authorities in connection with the Merger Agreement and (b) agrees promptly to give to Parent any information it may reasonably request for the preparation of any such documents. Parent (i) consents to and authorizes the publication and disclosure by any Stockholder of Parent’s identity, the nature of Parent’s and such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement) and any other information, in each case, that such Stockholder reasonably determines is required to be disclosed by Applicable Law in any

Statement on Schedule 13D or 13G (or amendments thereto) and any other filings with or notices to Governmental Authorities and (ii) agrees promptly to give to such Stockholder any information it may reasonably request for the preparation of any such documents. Each party hereto agrees to promptly notify the other parties of any required corrections with respect to any information supplied by such party specifically for use in any such document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 5.06.  Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.07.  Stockholder Capacity.  No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as a director or officer.  The Stockholder signs solely in its capacity as the beneficial owner of Covered Shares and nothing in this Agreement shall limit or affect any actions taken by such individual solely in his or her capacity as an officer or director of the Company, including any vote that such individual may make as a director of the Company with respect to any matter presented to the Board of Directors of the Company.  Parent agrees that no such action taken in such individual’s capacity as an officer of the Company or as a member of the Board of Directors of the Company will be deemed a violation of this Agreement. This Section 5.07 shall survive any termination of this Agreement.

Section 5.08.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 5.09.  Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

Section 5.10.  Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.11.  Severability.  If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.12.  Specific Performance; Jurisdiction.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.01 shall be deemed effective service of process on such party.

Section 5.13.  No Ownership Interest.  All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to such Stockholder, and Parent shall have no authority to exercise any power or authority to direct such Stockholder in the voting of any of the Covered Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

Section 5.14.  Survival of Representations and Warranties.  The representations, warranties, covenants and agreements contained herein shall not survive the termination of this Agreement.

Section 5.15.  Capitalized Terms.  Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

Section 5.16.  Forum with respect to Financing Parties. Notwithstanding the foregoing, each Stockholder hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Parties in any way relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, including but not limited to any dispute arising out of or relating in any way to the Commitment Letter or the performance thereof, in any forum other than federal and New York State courts located in the City of New York, Borough of Manhattan (and appellate courts thereof).  The Financing Parties are express third party beneficiaries of this Section 5.16 and Section 2.07.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MSCI INC.

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

GENERAL ATLANTIC PARTNERS 78, L.P. By: General Atlantic LLC, its general partner

By:
Name:
Title:

GAPSTAR, LLC

By:
Name:
Title:

GAP COINVESTMENTS III, LLC

By:
Name:
Title:

GAP COINVESTMENTS IV, LLC

By:
Name:
Title:

GAPCO GMBH & CO. KG By: GAPCO Management GmbH, its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

Address for notices:
c/o General Atlantic Service Company, LLC
3 Pickwick Plaza
Greenwich, CT 06830
Attention: David A. Rosenstein
Facsimile No.: (917) 206-1944
E-mail: drosenstein@generalatlantic.com

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Matthew W.H. Abbott
Facsimile No.: (212) 757-3990
E-mail: mabbott@paulweiss.com

[SIGNATURE PAGE TO VOTING AGREEMENT]

TCV V, L.P. a Delaware Limited Partnership

By:	Technology Crossover Management V, L.L.C.,
Its:	General Partner

By:
Name:
Title: Attorney in Fact

TCV Member Fund, L.P. a Cayman Islands exempted limited partnership, acting by its general partner Technology Crossover Management V, L.L.C., a Delaware limited liability company

By:
Name:
Title: Attorney in Fact

Address for notice:
Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attention: Carla Newell / Ric Fenton
Phone:	(650) 614-8210
Fax:	(650) 614-8222
E-mail: cnewell@tcv.com

[SIGNATURE PAGE TO VOTING AGREEMENT]

Spectrum Equity Investors IV, L.P.
By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:
Randy Henderson
Its General Partner

Spectrum Equity Investors Parallel IV, L.P.
By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:
Randy Henderson
Its General Partner

Spectrum IV Investment Managers’ Fund, L.P.

By:
Randy Henderson
Its General Partner

Address for notices:
Chris Mitchell
Spectrum Equity Investors
One International Place, 29th Floor
Boston, MA 02110
617.464.4600 x3245
Chris@spectrumequity.com

[SIGNATURE PAGE TO VOTING AGREEMENT]

By:
Ethan Berman

Address for notices:
RiskMetrics Group, Inc.
One Chase Manhattan Plaza, 44th Floor
New York, New York 10005
Attention: Ethan Berman
Facsimile No.: (212) 981-7401
E-mail: ethan.berman@riskmetrics.com

[SIGNATURE PAGE TO VOTING AGREEMENT]

Schedule 1.01

Stockholder Name	Class of Stock	Existing Shares	Locked-Up Covered Shares

General Atlantic Partners 78, L.P. (1)	Common Stock, $0.01 par value	11,316,972	7,280,811

GapStar, LLC (1) (2)	Common Stock, $0.01 par value	153,329	98,645

GAP Coinvestments III, LLC (1)	Common Stock, $0.01 par value	617,174	397,061

GAP Coinvestments IV, LLC (1)	Common Stock, $0.01 par value	166,132	106,882

GAPCO GmbH & Co. KG (1)	Common Stock, $0.01 par value	12,725	8,187

TCV V, L.P. (3)	Common Stock, $0.01 par value	6,305,370	4,056,581

TCV Member Fund, L.P. (3)	Common Stock, $0.01 par value	119,432	76,837

Spectrum Equity Investors IV, L.P. (4)	Common Stock, $0.01 par value	10,643,750	6,847,692

Spectrum Equity Investors Parallel IV, L.P. (4)	Common Stock, $0.01 par value	62,832	40,423

Spectrum Investment Managers’ Fund, L.P. (4)	Common Stock, $0.01 par value	126,750	81,545

Ethan Berman (5)	Common Stock, $0.01 par value	4,981,160	3,204,646

	Total	34,505,626	22,199,310

(1)

General Atlantic Partners 78, L.P., GapStar, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAPCO GmbH & Co. KG are a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. Accordingly, each such Stockholder may be deemed to beneficially own, have shared power to direct the vote and shared power to direct the disposition of the 12,266,332 Shares beneficially owned by all such Stockholders.

(2)

GapStar, LLC has granted a pledge and security interest on the 617,174 Shares set forth opposite its name in the table above to a financial institution to secure certain obligations to such institution. If the financial institution or its successor forecloses on such pledge, GapStar, LLC will cease to have the unilateral right (or shared right, as contemplated by Section 2.04) to vote such Shares.

(3)	TCV V, L.P. and TCV Member Fund, L.P. may be deemed a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended.

(4)

Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P. and Spectrum Investment Managers’ Fund, L.P. are a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. Accordingly, each such Stockholder may be deemed to beneficially own, have shared power to direct the vote and shared power to direct the disposition of the 10,833,332 Shares beneficially owned by all such Stockholders.

(5)

Does not include Shares covered by stock options or Shares in trusts as to which Mr. Berman is a trustee (provided that, for the avoidance of doubt, if Mr. Berman’s exercises any such stock options during the term of this Agreement, Mr. Berman’s “Covered Shares” would include the Shares issued to Mr. Berman in connection with such exercise).

ANNEX A

STATUTORY DISCLOSURES AND ACKNOWLEDGEMENTS FOR INDIVIDUALS EXECUTING POWERS OF ATTORNEY IN THE STATE OF NEW YORK

The statutory disclosures entitled “CAUTION TO THE PRINCIPAL” and “IMPORTANT INFORMATION FOR THE AGENT” are included below solely for the purpose of ensuring compliance with Section 5-1501B of the New York General Obligations Law governing the execution of a power of attorney by an individual, if applicable, and, except for ensuring the validity of this power of attorney, shall not form part of, or in any way affect the interpretation of, this Power of Attorney or the Registration Statement.  For the sake of clarity, notwithstanding anything to the contrary herein, this Power of Attorney DOES NOT grant the attorneys-in-fact authority to spend the principal’s money or sell or dispose of the principal’s property during the principal’s lifetime.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you.  You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal.  This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.  You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney.  If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest.  You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed.  If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15.  If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

ACKNOWLEDGMENT OF PRINCIPAL:

STATE OF NEW YORK	COUNTY OF	ss.:

On the                day of                               in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                 ,                personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Signature of Notary Public)

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Acceptance of Authority Granted by Individuals Executing Powers of Attorney in New York

The undersigned entity does hereby accept its appointment as attorney-in-fact by each of the individuals who executed the within instrument in the State of New York.

MSCI INC.

By:		Date:	February 28, 2010
Name: Henry Fernandez
Title: Chief Executive Officer

ACKNOWLEDGMENT OF AGENT:

STATE OF NEW YORK COUNTY OF NEW YORK ss.:

On the 28th day of February in the year 2010 before me, the undersigned, a Notary Public in and for said State, personally appeared Henry Fernandez, Chief Executive Officer of MSCI Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Signature of Notary Public)

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